   Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EXCELSIOR GLOBAL PRIVATE MARKETS FUND II (TI) , LLC", CHANGING ITS NAME FROM "EXCELSIOR GLOBAL PRIVATE MARKETS FUND II (TI), LLC" TO "EXCELSIOR PRIVATE MARKETS FUND II (TI), LLC", FILED IN THIS OFFICE ON THE TWENTY - FOURTH DAY OF NOVEMBER, A.D. 2010, AT 1:14 O'CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
4869629 8100	AUTHENTICATION: 8378700
101121354	DATE: 11-24-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:48 PM 11/24/2010
FILED 01:14 PM 11/24/2010
SRV 101121354 - 4869628 FILE

Amendment of the Certificate of Formation

of

EXCELSIOR GLOBAL PRIVATE MARKETS FUND II (TI), LLC

(a Delaware limited liability company)

November 24, 2010

This Certificate of Amendment of the Certificate of Formation of Excelsior Global Private Markets Fund II (TI), LLC (the “LLC”) is being duly executed and filed by one or more authorized persons of the LLC in accordance with Title 6, Section 18-208 of the Delaware Limited Liability Company Act.

WHEREAS, the LLC’s Certificate of Formation was duly executed and filed with the Secretary of State of the State of Delaware on September 8, 2010, by Steven L. Suss as an authorized person, and the name under which the Certificate of Formation was filed was “Excelsior Global Private Markets Fund II (TI), LLC.”

NOW THEREFORE, the undersigned does hereby certify:

1.	NAME

The name of the LLC is Excelsior Private Markets Fund II (TI), LLC.

2.	EFFECTIVE TIME

This Certificate of Amendment of the Certificate of Formation shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Formation of Excelsior Global Private Markets Fund II (TI), LLC as of the date first written above.

By:	/s/ Steven L. Suss
Name: Steven L. Suss
Title: Authorized Person